UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2010

BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	001-13349 (Commission File Number)	01-0393663 (IRS Employer Identification No.

P.O. Box 400, 82 Main Street, Bar Harbor, ME 04609-0400
(Address of principal executive offices)              (Zip code)

Registrant’s telephone number, including area code: (207) 288-3314

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements for Certain Officers.

On February 23, 2010, the Board of Directors of Bar Harbor Bankshares (the "Company"), upon the recommendation of the Company’s Compensation Committee, which, among other things, reviews and approves incentive plans for executive officers, approved the 2010 Annual Incentive Plan (the "Plan") and designated target awards for fiscal year 2010 (calculated as a percentage of base salary) for certain executive officers of the Company and its wholly owned first tier bank and second tier trust company subsidiaries, including the Company’s named executive officers.

The Plan focuses on rewarding for the achievement of specific goals that we believe are critical to the growth and profitability of the Company. The principal objectives of the plan are to:

  Focus executive attention on key business metrics;
  Align pay with organizational and individual performance;
  Encourage teamwork and collaboration across all areas of the Company to drive improved business results;
  Motivate and reward the achievement of specific, measurable performance objectives;
  Provide competitive total cash compensation;
  Provide significant reward for achieving and exceeding performance results; and
  Enable the Company to attract and retain the talent needed to drive success.

In order for the Plan to activate, the Company must achieve a net income target ($8.37 million in 2010).

The performance period and Plan operate on a calendar year basis (January 1st to December 31st).

The table below summarizes the incentive ranges for the 2010 Plan year as a percentage of base salary payout for the Company’s named executive officers.

2010 Short-Term Incentive Targets	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (150%) of Target
Joseph M. Murphy, President and CEO	0%	12.50%	25.00%	37.50%
Gerald Shencavitz, Executive Vice President and CFO	0%	10.00%	20.00%	30.00%
Michael W. Bonsey, Senior Vice President	0%	7.50%	15.00%	22.50%
Gregory W. Dalton, Senior Vice President	0%	7.50%	15.00%	22.50%
Stephen M. Leackfeldt, Senior Vice President	0%	7.50%	15.00%	22.50%

Plan performance goals are based on Net Income and Efficiency Ratio measures. In addition each participant has two to three individual goals that focus on either departmental or team performance such as loan growth, deposits growth, asset quality measures, or individual project oversight. The mix of these goals varies by role.

In addition to the mix of a net income and an efficiency ratio measure, Mr. Murphy has an asset quality matrix measure. In addition to the overall team measures, Mr. Shencavitz’s model includes measures of investment income, investment yield against peer, and project leadership. The awards to Messrs. Bonsey, Dalton and Leackfeldt include the two team goals along with loan and/or deposit growth and the asset quality matrix measure. Mr. Leackfeldt also has a Deposit Yield measure.

The table below provides guidelines for the allocation of participant’s incentives for each performance component

Position	BHB/Team Performance	Individual Performance
Joseph M. Murphy, CEO/President	75%	25%
Gerald Shencavitz, EVP and CFO	65%	35%
Gregory Dalton, SVP	30%	70%
Messrs. Bonsey and Leackfeldt	50%	50%

The Company has developed the Plan based on existing business, market and economic conditions. If substantial changes occur that affect these conditions, the Company may add to, amend, modify or discontinue any of the terms or conditions of the Plan at any time. The Compensation Committee may, at its sole discretion, waive, change or amend the Plan, as it deems appropriate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:
Name: Joseph M. Murphy Title: President and Chief Executive Officer

Date: March 1, 2010